Exhibit 4.1

                              CONSULTING AGREEMENT


         AGREEMENT made this 1st day of February, 2002, between China Xin Network Media Corp. ("CXN"), having a principal place of business located at 1255 Peel Street, Ste. 550, Montreal, Quebec H3B2T9, and Viateur Gagnon ("CONSULTANT").

                                            RECITALS:

         A. CONSULTANT is engaged in the business of Internet consulting services; and

         B. CXN desires to retain Consultant for the above purpose as well as other consulting services; and

         C.       The parties wish to reduce their agreement to writing.

         NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree follows:

         I. Recitals The parties agree that the foregoing recitals are true and correct and are incorporated herein by reference.

         II. Engagement CXN hereby engages Consultant and Consultant hereby accepts such engagement upon the terms and conditions set forth in this Agreement.

         A. Duties: Consultant is engaged by CXN to perform work and render services in connection with providing consulting services for the establishment of a company portal, a company intranet and a company network and provide consulting services to service same from January through December, 2002.

         B. Terms: Subject to the terms of this Agreement relating to termination, this Agreement shall continue in full force and effect for a term of 12 months from the date hereof, and may be renewed for successive periods of 12 months thereafter by the mutual written agreement of the parties hereto made at least one (1) month prior to the expiration of such term.

A.                     Fee Structure


         1. Time is of the Essence: Time is of the essence with respect to the parties' respective obligations under this Agreement.

         2. Amount of Fee: CXN hereby agrees to pay Consultant a fee of $2,268.00 for initial consulting services and $1890.00 per month for a period of 12 months. Consultant has agreed to accept 200,000 shares of CXN Common Stock in lieu of cash.

         3. Timing of Payment of Fee: Any and all fees due to Consultant under this Agreement shall be paid upon execution of this agreement.

         E. Expense Reimbursement CXN shall also reimburse Consultant for all reasonable expenses incurred. Expenses and materials reimbursements shall be made promptly upon submission of an expense report to CXN.

         F. Independent Contractors In all matters relating to this Agreement and otherwise, the parties hereto shall be and act as independent contractors, neither shall be the employee or agent of the other, and each shall assume any and all liabilities for its own acts. As a result of its independent contractor status, Consultant shall be responsible for any and all income taxes, FICA contributions, and any and all other employment related taxes or assessments which may be required of Consultant under any federal or state statute, regulation or administrative ruling. Neither party shall have any authority to create any obligations, express or implied, on behalf of the other party and neither party shall have any authority to represent the other party as an employee or in any capacity other than as herein provided.

         III. Termination: This Agreement may be terminated by the written notice of either party hereto forwarded to the other party hereto. This Agreement shall be binding on the parties hereto for the Term provided herein, unless terminated as provided herein.

         IV. Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or its interpretation or effectiveness, and which is not settled between the parties themselves, shall be settled by binding arbitration in Montreal, Quebec and judgment upon the award may be entered in any court having jurisdiction thereof. Nothing, however, contained herein shall limit Consultant's rights to injunctive relief as out in Paragraph V of this Agreement. The prevailing party in any litigation, arbitration or mediation relating to collection of fees, or any other matter under this Agreement, shall be entitled to recover all its costs, if any, including without limitation reasonable attorney's fees, from the other party for all matters, including, but no limited to, appeals.

         V. Injunctive Relief: Consultant agrees that its violation or threatened violation of any of the provisions of this Agreement shall cause immediate and irreparable harm to CXN and, in such event, an injunction restraining Consultant from such violation may be entered against Consultant in addition to any other relief available to CXN.

         VI. Representations and Warranties: Consultant represents, warrants, covenants and agrees that Consultant has a right to enter into this Agreement; that Consultant is not a party to any agreement or understanding whether or not written which would prohibit Consultant's performance of its obligations hereunder any proprietary information of any other party which Consultant is legally prohibited from using. A breach of this Paragraph VI shall be ground for immediate termination of this Agreement.

         VII.  Indemnification  and Hold  Harmless  Clause:  Each  party to this
Agreement agrees to indemnify and hold harmless the other party against any losses, claims, liabilities, damages and the like, joint or several, to which the other directly or indirectly may become subject to in connection with and arising out of the services which are the subject of this Agreement, except as may be the direct cause of the gross negligence or willful misconduct of the party seeking indemnification.

         VIII. Notice: Any notice given or required to be given under this Agreement shall be in writing and service thereof shall be sufficient if sent be hand or by telex or telegram, facsimile transmission or other similar means of communication if confirmed by mail, or by certified mail, return-receipt requested, with postage prepaid, directly to the parties' respective addresses herein above set forth. Each party may, from time to time, by like written notice, designate a different address to which notice should thereafter be sent. Any notice shall be deemed to have been given when placed in the United States mail.

         IX. Survival: The covenants contained in this Agreement shall survive the termination of this Consulting Agreement, for whatever reason, and shall be binding on the parties.

         X. Binding Effect: The terms of the Agreement shall be binding upon the respective parties hereto, their heirs, their owners, co-owners, partners, associates, employers, affiliates, subsidiaries, parent companies, nominees, representatives, employees, agents, Consultants, Consultants and successors and assigns.

         XI. Assignment: This Agreement and the rights and obligations hereunder may not be assigned or delegated by either party without the prior consent of the other party.

         XII. Choice of Law: This Agreement is made in the Province of Quebec, and all questions related to the execution, construction, validity, interpretation and performance of this Agreement and to all other issues or claims arising hereunder, shall be governed and controlled by the laws of the Province of Quebec.

         XIII. Venue: The Province of Quebec shall be proper venue for any and all litigation and other proceeds involving this Agreement.

         XIV. Counterparts: This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement.

         XV. Severability: In the event that any term, covenant, or condition of this Agreement or the application thereof to any party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or non enforceable, shall not be affected thereby; and each term, covenant, or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

         XVI. Modification: No amendment, modification, or waiver of this Agreement or any provision hereof shall be valid unless in writing duly signed by the parties hereto, which writing specifically refers to this Agreement and states that it is an amendment, modification, or waiver.

         XVII. Entire Agreement: This Agreement represents the entire agreement between the parties to this Agreement concerning its subject matter, and any and all prior representations and agreements with respect to such subject matter, if any, are merged herein and are superseded by this Agreement.

         XVII. Construction: Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine, or neuter as the context requires.

         IN WITNESS WHEREOF, the parties have signed this Agreement;

                                          China Xin Network Media Corporation


Date: April 24, 2002                        By:  /s/ Jean-Francois Amyot
                                                 -----------------------
                                                 Jean-Francois Amyot, CEO


                                                     Consultant

Date: April 24, 2002                        By:  /s/ Viateur Gagnon
                                                 -----------------------
                                                 Viateur Gagnon